Exhibit 99.1

CorMedix Inc. Reports third Quarter 2025 Financial Results and

UpdateS FY 2025 GUIDANCE

‒ Q3 2025 Net Revenue of $104.3 million; Pro Forma Net Revenue of $130.8 million ‒

‒ Q3 2025 Net Income of $108.6 million; Adjusted EBITDA of $71.9 million ‒

‒ FY 2025 Pro Forma Net Revenue Guidance Raised to a Range of $390 to $410 million ‒

‒ Conference Call Scheduled for Today at 8:30 a.m. Eastern Time ‒

Berkeley Heights, NJ – November 12, 2025 – CorMedix Inc. (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, today announced financial results for the third quarter ended September 30, 2025 and provided an update on its business.

Recent Corporate Highlights:

●	CorMedix announces $104.3 million of net revenue and $130.8 million of pro forma net revenue(1) for the third quarter of 2025, largely driven by higher than expected utilization of DefenCath by its outpatient dialysis customers. DefenCath sales contributed $88.8 million of net revenue in the quarter.

●	In the third quarter of 2025, the Company recognized Net Income of $108.6 million and adjusted EBITDA of $71.9 million(2). Basic and Fully Diluted EPS were $1.42 and $1.26 per share, respectively.

●	CorMedix again raises its full-year 2025 pro forma net revenue guidance to a range of $390 to $410 million, and fourth quarter net revenue guidance to a range of $115 to $135 million. In addition, the Company is increasing its guidance for fully synergized pro forma adjusted EBITDA for 2025 to a range of $220 – $240 million(3).

●	The Company’s acquisition of Melinta Therapeutics closed on August 29, 2025. Ongoing integration efforts are proceeding more quickly than projected and CorMedix estimates synergy capture of approximately $30 million, of the total estimated $35 – $45 million, on an annual run-rate basis before the end of 2025.

●	CorMedix announced today that the Company is re-branding as CorMedix Therapeutics, with all employees operating under the new company name.

●	In October, the Company announced the completion of enrollment in the ongoing Phase III ReSPECT study of Rezzayo in the prophylaxis of invasive fungal infections in adult patients undergoing blood and marrow transplantation. CorMedix continues to expect top-line data from this study in 2Q of 2026.

●	In September, the Company completed a strategic minority investment in Talphera, Inc. The strategic investment includes a Board seat and an exclusive right of first negotiation for an acquisition of Talphera following the company’s announcement of Phase 3 clinical data for Niyad, a hospital anticoagulant with a potential indication in patients undergoing Continuous Renal Replacement Therapy.

●	Cash and short-term investments, excluding restricted cash, at September 30, 2025 amounted to $55.7 million, and the company projects year-end cash of approximately $100 million.

Third Quarter 2025 Financial Results

For the third quarter of 2025, CorMedix recorded $104.3 million in net revenue from sales of DefenCath and partial quarter sales of the Melinta portfolio, and recorded $108.6 million in net income, or $1.26 per diluted share, compared with a net loss of $2.8 million, or $0.05 per diluted share, in the third quarter of 2024. Net income for the third quarter of 2025 was driven primarily by net product sales in the period as well as a one-time tax benefit of $59.7 million. The tax benefit was derived from the realization of deferred tax assets primarily associated with the anticipated future use of 100% of CorMedix, Inc. Net Operating Loss (NOL) carryforwards due to projected sustained profitability of the Company.

Total operating expenses in the third quarter of 2025 were $41.7 million, compared with $14.1 million in the third quarter of 2024, an increase of approximately 197%.  The increase of $28.5 million over the prior period was driven primarily by $12.7 million of non-recurring costs, including transaction, integration and severance costs associated with the Melinta acquisition, as well as by the contribution of operating expenses from Melinta’s business for the month of September. Other drivers of increases year-over-year include stock-based compensation and investment in research and development programs associated with expanded indications for DefenCath, including the Phase III clinical study for prevention of CLABSI in TPN.

The Company reported cash, cash equivalents and short-term investments of $55.7 million at September 30, 2025, excluding restricted cash.

(1) Q3 2025 unaudited pro forma net revenue was prepared by combining the estimated financial results for CorMedix and Melinta for the full fiscal quarter ended September 30, 2025, as if the transaction had closed as of the first day of the fiscal quarter. Pro Forma 2025 Net Revenue guidance was prepared by combining the estimated financial results and guidance for CorMedix and Melinta for the full fiscal year ended December 31, 2025, without further adjustment, as if the transaction had closed on January 1, 2025.

(2) Adjusted EBITDA is a non-GAAP financial measure and excludes non-cash items such as stock-based compensation and certain non-recurring items. See “Non-GAAP Financial Measures” on the following pages for additional information regarding the use of EBITDA and Adjusted EBITDA and a reconciliation to the most comparable GAAP measure.

(3) Pro forma Adjusted EBITDA was prepared by combining the estimated financial results for CorMedix and Melinta for the full year ended December 31, 2025 and adding estimated synergies to be captured in 2025, as if the transaction had closed on January 1, 2025. Such reconciliation is not included in this release because certain items excluded from GAAP cannot be calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort. Pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transaction been consummated as of the date indicated nor does it reflect the potential future results of the Company.

Conference Call Information

The management team of CorMedix will host a conference call and webcast today, November 12, 2025, at 8:30AM Eastern Time, to discuss recent corporate developments and financial results. Call details and dial-in information are as follows:

Wednesday, November 12th @ 8:30am ET

Domestic:	1-844-676-2922
International:	1-412-634-6840
Webcast:	Webcast Link

About CorMedix

CorMedix Inc. is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. CorMedix is commercializing DefenCath® (taurolidine and heparin) for the prevention of catheter-related bloodstream infections in adult patients undergoing hemodialysis via a central venous catheter. Following its August 2025 acquisition of Melinta Therapeutics LLC, CorMedix is also commercializing a portfolio of anti-infective products, including MINOCIN® (minocycline) for Injection, REZZAYO® (rezafungin), VABOMERE® (meropenem and vaborbactam), ORBACTIV™ (oritavancin), BAXDELA® (delafloxacin), and KIMYRSA® (oritavancin), as well as TOPROL-XL® (metoprolol succinate).

CorMedix has ongoing clinical studies for DefenCath in Total Parenteral Nutrition and Pediatric patient populations and also intends to develop DefenCath as a catheter lock solution for use in other patient populations. REZZAYO is currently approved for the treatment of candidemia and invasive candidiasis in adults, with an ongoing Phase III study for the prophylaxis of IFD in adult patients undergoing allogeneic BMT. Topline results of the Phase III study for REZZAYO are expected in Q2 2026. For more information visit: www.cormedix.com or www.melinta.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements including, but not limited to statements regarding financial guidance, sales estimates, synergy estimates and timing, accretion estimates, Adjusted EBITDA estimates, expectations and timing regarding clinical studies and development and expectations of CorMedix’s product pipeline. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. In addition, pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transaction been consummated as of the date indicated nor does it reflect the potential future results of the combined company. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, and fully synergized adjusted EBITDA, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results and facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Dan Ferry
Managing Director
LifeSci Advisors

daniel@lifesciadvisors.com
(617) 430-7576

CorMedix Inc. and SubsidiarIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Product Sales, net	$101,546,423	$11,456,115	$180,364,870	$12,262,234
Contract revenue	2,728,866	-	2,728,866	-
Total revenue	104,275,289	11,456,115	183,093,736	12,262,234
Cost of revenues	(7,566,067)	(634,650)	(10,921,333)	(1,911,079)
Amortization of intangible assets	(3,628,549)	(51,948)	(3,732,445)	(103,896)
Gross profit (loss)	93,080,673	10,769,517	168,439,958	10,247,259

Operating Expenses
Research and development	(5,097,644)	(727,119)	(10,732,793)	(2,215,551)
Selling and marketing	(11,186,046)	(6,748,900)	(22,043,959)	(20,472,961)
General and administrative	(25,451,017)	(6,580,834)	(44,648,454)	(22,851,144)
Total operating expenses	(41,734,707)	(14,056,853)	(77,425,206)	(45,539,656)
Income (Loss) from Operations	51,345,966	(3,287,336)	91,014,752	(35,292,397)
Other Income (Expense)
Total other income	1,230,212	510,524	2,554,812	2,503,203
Net Income (Loss) Before Income Taxes	52,576,178	(2,776,812)	93,569,564	(32,789,194)
Tax (expense) benefit	55,986,802	-	55,465,295	1,394,770
Net Income (Loss)	108,562,980	(2,776,812)	149,034,859	(31,394,424)
Other Comprehensive Income (Loss)
Total other comprehensive (loss) income	8,205	3,389	(3,006)	(4,988)
Other Comprehensive (Loss) Income	$108,571,185	$(2,773,423)	$149,031,853	$(31,399,412)
Net Income (Loss) Per Common Share – Basic	$1.42	$(0.05)	$2.12	$(0.54)
Net Income (Loss) Per Common Share – Diluted	$1.26	$(0.05)	$1.97	$(0.54)
Weighted Average Common Shares Outstanding – Basic	75,930,243	58,825,221	69,739,907	57,986,190
Weighted Average Common Shares Outstanding – Diluted	86,214,170	58,825,221	75,676,776	57,986,190

CORMEDIX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

	September 30,	December 31,
	2025	2024
	(Unaudited)	(Audited)

ASSETS
Cash, cash equivalents and restricted cash	$49,481,309	$40,756,138
Short-term investments	7,223,735	11,036,857
Trade receivables, net	158,574,116	51,653,583
Goodwill and intangible assets	407,526,976	-
Deferred tax assets	52,500,000	-
Other current and long-term assets	75,555,342	15,399,095
Total Assets	$750,861,478	$118,845,673

Total Liabilities	$376,732,072	$34,188,723
Stockholders’ Equity	374,129,406	84,656,950
Total Liabilities and Stockholders’ Equity	$750,861,478	$118,845,673

CORMEDIX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024

Cash Flows from Operating Activities:
Net income (loss)	$149,034,859	$(31,394,424)
Net cash provided by (used in) operating activities	$80,584,819	$(45,000,117)
Net cash (used in) provided by investing activities	(311,727,039)	21,534,874
Net cash provided by financing activities	239,867,391	15,033,273
Net Increase (Decrease) in Cash and Cash Equivalents	$8,725,171	$(8,431,970)
Cash and Cash Equivalents and Restricted Cash - Beginning of Period	$40,756,138	$43,823,192
Cash and Cash Equivalents and Restricted Cash - End of Period	$49,481,309	$35,391,222

CORMEDIX INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	For the Three Months Ended September 30,
	2025	2024
Net income (loss)	$108,562,980	$(2,776,812)
Adjusted to add (deduct):
Interest income (expense), net	(612,030)	(543,849)
Provision for (benefit from) income taxes	(55,986,802)	-
Depreciation and amortization	3,790,466	77,408
EBITDA (Non-GAAP)	$55,754,614	$(3,243,253)
Adjusted to add (deduct):
Stock-based compensation expense	4,065,541	1,227,476
Merger-related costs	12,655,620	-
Other income (expense)	(618,182)	33,325
Adjusted EBITDA (Non-GAAP)	$71,857,593	$(1,982,452)